Exhibit 99.1

Milestone Scientific Announces Pricing of $14.0 Million Offering of Common Stock and Warrants

ROSELAND, N.J., June 25, 2020 -- Milestone Scientific Inc. (NYSE American: MLSS), a leading developer of computerized drug delivery instruments that provide painless and precise injections, announced today the pricing of an underwritten offering of 6,520,000 shares of its common stock and warrants to purchase up to an aggregate of 3,260,000 shares of its common stock. Each share of common stock is being sold together with a warrant to purchase 0.50 of one share of common stock at a combined price to the public of $2.15. Gross proceeds before underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $14.0 million.

The warrants will be immediately exercisable at a price of $2.60 per share of common stock and will expire three years from the date of issuance. The shares of common stock and the accompanying warrants can only be purchased together in the offering but will be issued separately and will be immediately separable upon issuance. The offering is expected to close on or about June 30, 2020, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering.

Milestone Scientific also has granted to the underwriter a 45-day option to purchase up to an additional 978,000 shares of common stock and/or warrants to purchase up to 489,000 shares of common stock, at the public offering price less discounts and commissions.

The securities described above are being offered by Milestone Scientific pursuant to a registration statement (File No. 333-231178) previously filed and declared effective by the Securities and Exchange Commission (SEC). The securities are being offered by means of a prospectus supplement and accompanying prospectus, forming part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to this offering have been filed with the SEC. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at 212-895-3745. Electronic copies of the preliminary prospectus supplement and accompanying prospectus are also available on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Milestone Scientific Inc.

Milestone Scientific Inc. (MLSS) is a biomedical technology research and development company that patents, designs and develops innovative diagnostic and therapeutic injection technologies and instruments for medical, dental, cosmetic and veterinary applications. Milestone's computer-controlled systems are designed to make injections precise, efficient, and virtually painless. Milestone's proprietary DPS Dynamic Pressure Sensing technology® is its technology platform that advances the development of next-generation devices, regulating flow rate and monitoring pressure from the tip of the needle, through platform extensions for local anesthesia for subcutaneous drug delivery, with specific applications for cosmetic botulinum toxin injections, epidural space identification in regional anesthesia procedures and intra-articular joint injections. For more information please visit our website: www.milestonescientific.com.

Safe Harbor Statement

This press release contains forward-looking statements regarding the timing and success of the proposed offering, the timing and financial impact of Milestone's ability to implement its business plan, expected revenues, timing of regulatory approvals and future success. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions, future business decisions and regulatory developments, all of which are difficult or impossible to predict accurately and many of which are beyond Milestone's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are our ability to continue as a going concern, the ongoing COVID-19 pandemic, failure to achieve expected revenue growth, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in Milestone's periodic filings with the Securities and Exchange Commission, including without limitation, Milestone's Annual Report for the year ended December 31, 2019. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. Milestone undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:

David Waldman or Natalya Rudman

Crescendo Communications, LLC

Email: mlss@crescendo-ir.com

Tel: 212-671-1020